                                                                     EXHIBIT 4.1

                              CONSULTING AGREEMENT

1. Parties.

1.1. This Consulting Agreement (this "Agreement") is made and entered into effective as of February 1, 2004, by and between Kingdom Ventures, Inc., a Nevada corporation (the "Company"), and John Huff, a natural person, (the "Consultant") and resident of United States.

2. Recitals.

2.1. This Agreement is made with reference to the following facts and circumstances. (a) The Company wishes to engage the services of the Consultant to advise and consult with the Company on certain business and financial matters as set forth in this Agreement. (b) The Consultant is willing to accept such engagement, on the terms set forth in this Agreement.

2.2. In consideration of the premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Consultant agree as follows.

3. Engagement.

3.1. The Company hereby engages the services of the Consultant, as an independent contractor, for a period of one year beginning on the date hereof, and ending one year from and after the date hereof (the "Term"), and the Consultant hereby accepts such engagement, for the purposes set forth in section
3.2. Below.

3.2. The scope of the services to be rendered by the Consultant to the Company are and are limited to the following:

(a) The Consultant shall, from time to time as the Company may request, advise and consult with the Company's board of directors and executive officers regarding (i) the Company's Marketing and Distribution strategies, including the evaluation of targets and the structuring of transactions; (ii) the Company's Vendor relations; and (iii) the Company's business development activities, including major geographic and service expansion plans.

(b) The Consultant shall devote such time to this engagement as is reasonably necessary, but the Consultant need not devote his full time or attention to the engagement. The Company recognizes that the Consultant has numerous clients and engagements, and that this engagement is not exclusive.

(c) The services need not be rendered at the Company's offices and may be rendered by telephonic communication; provided, however, that upon the Company's request and reasonable notice, the Consultant will attend meetings of the Company's board of directors and executive officers for the purpose of advising and consulting with them with respect to matters within the scope of this engagement.

(d) Anything in this Agreement to the contrary notwithstanding, the services rendered by the Consultant under this Agreement shall not include any services in connection with the offer or sale of securities and will not directly or indirectly promote or maintain a market for the Company's securities.

4. The Consultant's Fees and Expenses.

4.1. The Company shall pay the Consultant as a fee for his services under this Agreement (the "Consulting Fee") warrants to purchase 900,000 shares of the Company's common stock at $.020 per share in the form attached hereto as Exhibit A, which shall be deemed to be fully earned upon execution of this Agreement.

4.2. The Company shall cause the warrants to be issued to the Consultant, and the stock issuable upon exercise thereof, to be registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement on form S-8, or other appropriate form and the issuance of certificates representing the warrants to the Consultant. The certificates representing the warrants shall not contain any restrictive legends.

4.3. The warrants delivered to the Consultant for his services under this Agreement shall include the Consultant's costs and expenses incurred in the performance of this Agreement, including travel, lodging, meals and legal fees.

5. Confidential Information.

5.1. The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. By reason of his being a Consultant to the Company, Consultant has or will have access to, and will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries, which operations extend through the United States. Therefore, Consultant recognizes that the Company is relying on these agreements in entering into this Agreement.

5.2 During and after the Term, Consultant will not use, disclose to others, or publish any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company. Consultant agrees to hold as the Company's property all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company within twenty four hours of such termination or demand.

5.3 During the Term Consultant will not induce any employee of the Company to leave the Company's employ or hire any such employee (unless the Board of Directors of the Company shall have authorized such employment and the Company shall have consented thereto in writing).

6. Arbitration of Disputes, Litigation Expenses.

6.1. Any controversy or claim arising out of or relating to any acts or omissions of either party hereto or any of the Company's officers, directors, agents, affiliates, associates, employees or controlling persons shall be settled by binding arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In such arbitration proceedings, the parties shall be entitled to any and all remedies that would be available in the absence of this Section and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable. The parties acknowledge that the subject matter of this Agreement is of unique value to Consultant and agree that Consultant shall have the right to specific enforcement of this Agreement. The arbitration of any dispute pursuant to this Section shall be held in Houston, Texas. Notwithstanding the foregoing in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this Section, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration.

6.2. In the event of any litigation or other proceeding between the Company and the Consultant with respect to the subject matter of this Agreement and the enforcement of the rights hereunder, the losing party shall reimburse the prevailing party for all of his/its reasonable costs and expenses, as well as any forum fees, relating to such litigation or other proceeding, including, without limitation, his/its reasonable attorneys' fees and expenses, provided that such litigation or proceeding results in a (a) final settlement requiring payment to the prevailing party; or (b) final judgment.

7. Miscellaneous.

7.1. Relationship. The relationship between the Company and the Consultant created by this Agreement is that of independent contractors. Consultant understands and agrees that (i) Consultant will not be treated as an employee of the Company for federal tax purposes; (ii) Company will not withhold on behalf of Consultant pursuant to this Agreement any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body relating to Consultant; (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of Consultant; and (iv) Consultant will indemnify and hold Company harmless from any and all loss or liability arising with respect to such payments, withholdings, and benefits, if any. In the event the Internal Revenue Service or any other governmental agency should question or challenge the independent contractor status of Consultant, the parties agree that Consultant and Company shall have the right to participate in any discussion or negotiation occurring with such agency or agencies, irrespective of who initiates the discussion or negotiations. The services to be rendered by the Consultant pursuant to this Agreement do not include the services or activities of an "investment adviser," as that term is defined by U.S. federal or state laws and, in performing services under this Agreement, the Consultant shall not be deemed to be an investment adviser under such laws.

7.2. Indemnity. The Company hereby agrees to defend, indemnify, and hold the Consultant, and his employees, agents, partners and affiliates harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the enforcement of this clause) arising directly or indirectly from the activities of the Consultant or any of his employees, agents, partners or affiliates under this Agreement, or from the activities of the Company or any of its shareholders, officers, directors, employees, agents, partners or affiliates, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

7.3. Advertisement. The Company agrees that the Consultant has the right to place advertisements in financial and other newspapers and journals at his own expense describing his services to the Company.

7.4. Notices. Any notice or other communication required or permitted to be given shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice given to any corporate party shall be addressed to the attention of the Corporation Secretary. Any notice of other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof.

7.5.  Survival of Obligations.  The obligations of the parties under Sections 6,
7.1 and 7.2 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Consultant, upon the expiration of this Agreement or otherwise).

7.6. Severability. In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and Consultant each intend that the covenants contained in Section 5 shall be deemed to be a series of separate covenants, one for each and every other state, territory or jurisdiction of the United States. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

7.7. Entire Agreement, Amendment. This Agreement contains the entire agreement between the Company and the Consultant with respect to the subject matter thereof. Consultant acknowledges that he neither holds any right, warrant or option to acquire securities of the company, nor has the right to any such rights, warrants or options, except pursuant to this Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

7.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada; provided, however, if any provision of this Agreement is unenforceable under Nevada law, but is enforceable under the laws of the State of Nevada, then Nevada shall govern the construction and enforcement of that provision. The courts of the State of Nevada shall have exclusive jurisdiction for any action arising out of or related to this Agreement.

7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and together will constitute one and the same Agreement, with one counterpart being delivered to each party hereto and the original being may a part of the corporate records.

                         [signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date first above written.

The Consultant:

_________________________________
John Huff

Date signed __________________________

The Company:
Kingdom Ventures, Inc.

By       _________________________________
         Printed Name:
         Title:

Date signed __________________________

                                    EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

Number JH _____                                                _______  Warrants

                    EXERCISABLE FROM 9:00 A.M., NEVADA TIME,

   ON February 1ST 2004 UNTIL                               CUSIP  _____________
                    5:00 P.M., NEVADA TIME, January 31st 2005

                             Kingdom Ventures, Inc.

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


This certifies that

is the owner of


          WARRANTS, EACH TO PURCHASE ONE FULLY PAID AND NON-ASSESSABLE
                   SHARE OF COMMON Stock, $.001 PAR VALUE, OF

Kingdom Ventures, Inc. at the initial Exercise Price of $0.20 per share. Payment of the Purchase Price shall be paid in the manner, at the time and on the terms and conditions specified in this Warrant and the Warrant Agreement. The certificate or certificate shall be registered in the name specified in the notice of exercise free and clear of any legend, restriction or stop order. This Warrant is transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Witness the manual or facsimile signatures of the Company's duly authorized officers, countersigned by the Warrant Agent.

Dated:  ________________________

                                     [SEAL]

____________________________________          ________________________________

___________________, Secretary                _______________, President & CEO


                               Exhibit A - Page 1

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned Registered Holder of the within Warrant hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any part of the Warrant not being assigned hereby) all of the right of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

-------------------------------- --------------------------------------- --------------------- ---------------------
                                                                          Social Security or   Number of Shares of
                                                                          Other Identifying        Common Stock
       Name of Assignee                   Address of Assignee             Number of Assignee   Assigned to Assignee
-------------------------------- --------------------------------------- --------------------- ---------------------


-------------------------------- --------------------------------------- --------------------- ---------------------


-------------------------------- --------------------------------------- --------------------- ---------------------

and does hereby irrevocably constitute and appoint ______________________ as the undersigned's attorney to make such transfer on the books of the Warrant Agent and maintained for that purpose, with full power of substitution in the premises.

Date:  ______________, 20___

                                      _________________________________________
                                      (Signature of Registered Holder)/1/

                                      _________________________________________
                                      (Street Address)

                                      _________________________________________
                                      (City)          (State)         (Zip Code)


                               NOTICE OF EXERCISE

                           To: Kingdom Ventures, Inc.

The undersigned irrevocably exercises this Warrant for the purchase of ____________ shares (subject to adjustment) of Common Stock of Kingdom Ventures, Inc. (the "Company"): for this Warrant and agrees to make payment of $____________________ (the "Purchase Price") in the manner specified in the Warrant Agreement, all at the Exercise Price and on the terms and conditions specified in this Warrant and the Warrant Agreement, and requests that a certificate for such Shares be registered in the name of _______________________________ whose address is _____________________________, and that such certificate be delivered to ___________________,  whose address is
___________________ _______________.

If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Shares be registered in the name of ___________________, whose address is _____________________ ____________ and
that  such  Certificate  be  delivered  to  ______________,   whose  address  is
______________________________.






Date:  ________________, 20___

                                      _________________________________________
                                      (Signature of Registered Holder)/1/

                                      _________________________________________
                                      (Street Address)

                                      _________________________________________
                                      (City)          (State)         (Zip Code)


--------
/1/ The signature must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.